Leo Secures $100 Million Contract

Leo signed the contract to supply 20,000 units of e-Box

Las Vegas, Nevada, December 27, 2011.  Leo Motors, Inc. (Pink OTC Markets: LEOM) signed a contract with PDI Global LLC (http://www.pdidg.com/) to supply 20,000 units of e-Box, Leo’s Electric Energy Storage in Social Housing in the Republic of the Congo through PDI.  PDI is involved in the Social Housing project in Congo for 300,000 homes, and plans to provide electric energy storage to as many of them as possible, using solar generators in the project to help solve the electricity problems, and to promote the green energy policy.

Social Houses use an independent electricity supply system whereby electricity is generated from solar or wind generators which store the electricity in high density energy storage units like Leo’s e-Box for reuse.

According to Mr. John Lee, CEO of Leo Motors, “with this agreement, Leo will supply 20,000 units of e-Box per annum (sales goal), and this will generate sales of $100 million. We upgraded our existing e-Box for safer and higher power storage.”

About Leo Motors

LEO MOTORS is a US public company based outside of Seoul, Korea, engaged in the development, manufacture and sale of Electric Vehicle (EV) power trains and components.  Leo has developed many original EV power trains and has converted many models of existing internal combustion engine (ICE) vehicles into EVs, including scooters, motorcycles, highway speed sedans, buses and trucks.  Leo Motors has also developed the Zinc Air Fuel Cell Generator (ZAFCG) which will free EV’s from range limitation with zero emissions.

Mike King
Princeton Research, Inc.
(702) 650-3000

Forward-Looking Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “will,” or “plans” to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company’s reports and registration statements filed with the Securities and Exchange Commission.

Source: Leo Motors